Perficient®

Q1 2013 Financial Results Presentation

Published May 9, 2013

S&P SmallCap 600

PRFT NASDAQ GLOBAL SELECT

Russell 2000® Index

Experts in delivering business-driven **technology solutions**

Safe Harbor Statement

Some of the statements contained in this news release that are not purely historical statements discuss future expectations or state other forward-looking information related to financial results and business outlook for 2013. Those statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements. The "forward-looking" information is based on management's current intent, belief, expectations, estimates, and projections regarding our company and our industry. You should be aware that those statements only reflect our predictions. Actual events or results may differ substantially. Important factors that could cause our actual results to be materially different from the forward-looking statements are disclosed under the heading "Risk Factors" in our annual report on Form 10-K for the year ended December 31, 2012. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. This cautionary statement is provided pursuant to Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release are made only as of the date hereof and we undertake no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future.

Reconciliation of Adjusted GAAP Measures

The following table provides a reconciliation of Perficient, Inc. GAAP EPS to Adjusted GAAP EPS:

	2013 - Low end of adjusted goal			2013 - High end of adjusted goal		
Full Year GAAP EPS	$	0.60		$	0.72	
Impact of non-GAAP items	$	0.38	(a)	$	0.36	(a)
Full Year Adjusted GAAP EPS	$	0.98		$	1.08	

(a) Adjusted GAAP items represent the impact of amortization expense, stock compensation, acquisition costs, and adjustments to fair value of contingent consideration, net of the related taxes, divided by fully diluted shares.

Note further discussion and reconciliation of Perficient, Inc. Non-GAAP financial measures can be found in our earnings press release and Form 8-K furnished May 9, 2013.

Safe Harbor Statement

The adjusted GAAP and GAAP net income per share goals for 2013 outlined above are estimates of future company performance and are forward-looking statements within the meaning of the securities laws. These forward-looking statements are subject to risk and uncertainties and are based on management's current expectations and are subject to certain risks and uncertainties that could cause actual results to differ materially from management's current expectations and the forward-looking statements made in this report. These risks and uncertainties include, but not limited to, the impact of competitive services, client demand for our services and solutions and market acceptance risks, fluctuations in operating results, cyclical market pressures on the technology industry, risks associated with managing organic and acquisition growth, credit risks associated with the Company's accounts receivable, the Company's ability to continue to attract and retain high quality employees, accurately set fees for and timely complete its current and future client projects, the Company's ability to identify, compete for and complete strategic acquisition and partnership opportunities, and risks detailed from time to time in the Company's filings with Securities and Exchange Commission, including the most recent Form 10-K and Forms 10-Q.

Perficient

Operating Metrics

(In thousands)	THREE MONTHS ENDED MARCH 31			YEAR ENDED DECEMBER 31		
	2013	2012	% Change	2012	2011	% Change
Revenues	$84,935	$74,698	14%	$327,096	$262,439	25%
Gross Profit Margin	$25,514 30.0%	$22,647 30.3%	13%	$103,403 31.6%	$81,134 30.9%	27%
Services Gross Margin Excluding Stock Compensation & Reimbursable Expenses Margin	$25,713 35.0%	$22,542 34.1%	14%	$102,378 35.7%	$81,328 34.9%	26%
EBITDA Excluding Stock Compensation % of Revenue	$10,277 12.1%	$10,088 13.5%	2%	$48,192 14.7%	$38,682 14.7%	25%
EBIT % of Revenue	$5,183 6.1%	$5,827 7.8%	-11%	$28,472 8.7%	$21,367 8.1%	33%
Net Income % of Revenue	$4,123 4.9%	$2,986 4.0%	38%	$16,107 4.9%	$10,747 4.1%	50%
Adjusted Net Income % of Revenue	$6,889 8.1%	$5,872 7.9%	17%	$28,605 8.7%	$22,595 8.6%	27%
GAAP EPS	$0.13	$0.10	30%	$0.52	$0.37	41%
Amortization less tax effect	0.04	0.03		$0.16	$0.13	
Stock compensation less tax effect	0.05	0.04		$0.19	$0.19	
Acq costs/Accr earnout less tax effect	-	0.02		$0.05	$0.06	
Adjusted EPS	$0.22	$0.20	10%	$0.92	$0.77	19%

Operating Metrics

(In millions)	Q1 2013	Q4 2012	% change	Q1 2013	Q1 2012	% change
Services Revenue (excluding reimbursable expenses)	$73,566	$71,755	2.5%	$73,566	$66,167	11.2%
Software Revenue	$7,844	$8,066	-2.7%	$7,844	$4,614	70.0%
Cash Flow from Operations				-$519	$1,863	-127.9%

ABR	Q1 2013	Q4 2012
North American Employees	$132	$132
All Employees	$121	$121

Utilization	Q1 2013	Q4 2012
North American Employees	81%	76%
All Employees	78%	73%

Headcount	Q1 2013 Average	Q1 2013 Ending	Q4 2012 Average	Q4 2012 Ending
North America Billable Employees	1,184	1,180	1,194	1,207
Subcontractors	171	180	175	167
Offshore Billable Employees	176	179	184	185
Total Billable Headcount	**1,531**	**1,539**	**1,553**	**1,559**
SG&A Headcount	275	272	289	285
Total Headcount	**1,806**	**1,811**	**1,842**	**1,844**

Perficient

Solution Data

Revenue by Solution (Top 10)	Q1 13	Q4 12	Q1 12
Custom Applications	**20%**	17%	14%
Business Integration	**19%**	17%	24%
Business Analytics	**15%**	16%	15%
Portals/Collaboration	**12%**	11%	14%
Platform Solutions	**6%**	6%	4%
Commerce	**6%**	5%	3%
ERP Solutions	**4%**	4%	-
Content Management Solution	**4%**	5%	6%
Management Consulting	**4%**	4%	3%

Perficient

Industry Data

Revenue by Industry (Top 10)	Q1 13	Q4 12	Q1 12
Healthcare, Pharma & Life Sciences	**24%**	24%	32%
Financial Services/Banking/Insurance	**13%**	13%	13%
Retail	**10%**	8%	5%
Energy & Utilities	**9%**	8%	8%
Automotive & Transport Products	**8%**	9%	9%
Telecom Equipment & Services	**7%**	6%	6%
Computer, Electronics & High Tech	**7%**	7%	5%
Consumer Goods and Services	**6%**	5%	4%
Business Services	**6%**	5%	3%
Manufacturing	**4%**	4%	4%

Platform Data

Revenue by Platform	Q1 13	Q4 12	Q1 12
IBM	**40%**	38%	40%
Microsoft	**23%**	23%	20%
Oracle	**12%**	13%	11%
TIBCO	**4%**	4%	7%
Other	**21%**	22%	22%
Totals	**100%**	100%	100%